UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  November 17, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2023, Ault Alliance, Inc., a Delaware corporation (the “Company”) received a deficiency letter (the “Letter”) from the NYSE American LLC (the “NYSE American” or the “Exchange”) indicating that the Company is not in compliance with the Exchange’s continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the shares of common stock of the Company (the “Common Stock”) for a substantial period of time have been selling at a low price per share, which the Exchange determined to be a 30-trading day average price of less than $0.20 per share. The Letter has no immediate effect on the listing or trading of the Company’s Common Stock and the Common Stock will continue to trade on the NYSE American under the symbol “AULT”. Additionally, the Letter does not result in the immediate delisting of the Common Stock from the NYSE American.

Pursuant to Section 1003(f)(v) of the Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it demonstrating sustained price improvement within a reasonable period of time or effecting a reverse stock split of its common stock, which the staff determined to be no later than May 13, 2024. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are in the best interests of the Company and its stockholders.

The Company intends to closely monitor the price of its common stock and consider available options if the Common Stock does not trade at a consistent level likely to result in the Company regaining compliance by May 13, 2024. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the Exchange and is developing plans to regain compliance with the NYSE American’s continued listing standards within the cure period.

Item 7.01	Regulation FD Disclosure

On November 17, 2023, the Company issued a press release announcing a cash dividend to holders of the Series D Preferred Stock of $0.2708333 per share. The record date for this dividend is November 30, 2023, and the payment date is December 11, 2023. On November 17, 2023, the Company issued a press release announcing the receipt of the Letter from the Exchange. Copies of these press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release issued on November 17, 2023.
99.2	Press Release issued on November 17, 2023.
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: November 17, 2023	/s/ Henry Nisser
Henry Nisser
President and General Counsel